UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

SIERRA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-8865	88-0200415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2724 North Tenaya Way
Las Vegas, Nevada 89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On Tuesday, May 23, 2006, the stockholders of Sierra Health Services, Inc. (the Company) approved an amendment to the Company's 1995 Non-Employee Directors' Stock Plan, (the NED Plan) at this year's Annual Meeting of Stockholders. The amendment ended the automatic grant of stock options effective for 2006, and added restricted stock units (RSUs) as a form of award that may be granted under the NED Plan. Each non-employee director of the Company serving at January 20, 2006 was granted 4,000 RSUs under the NED Plan subject to the approval of the amendment at the Annual Meeting.

For a complete description of all the terms and conditions of the NED Plan, please see the Company's definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2006. In addition, a copy of the NED Plan document is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 (b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 23, 2006, the Company issued a press release stating that consistent with the Company's mandatory retirement policy for directors, William J. Raggio, retired from the Board of Directors at the conclusion of this year's Annual Meeting of Stockholders. In accordance with the Company's bylaws, the Board of Directors has specified that the number of voting directors will be reduced from eight to seven. The Board of Directors has appointed Mr. Raggio to the honorary position of Director Emeritus for a one-year term.

Also on Tuesday, May 23, 2006, the Company's Board of Directors appointed Marc R. Briggs as Chief Accounting Officer of Sierra Health Services, Inc. effective May 23, 2006. The chief accounting officer function had previously been performed by Paul H. Palmer, who remains Senior Vice President, Chief Financial Officer and Treasurer.

Mr. Briggs, 36, will continue to serve as Sierra's Vice President of Finance. Previously Mr. Briggs had served as Assistant Vice President, Corporate Controller and prior to 2005 as Assistant Corporate Controller, a position he held since 2000. Mr. Briggs is a Certified Public Accountant and earned his bachelor's degree in accounting from the University of Utah and an M.B.A. from the University of Nevada Las Vegas.

Mr. Briggs entered into a Retention Incentive Agreement with the Company in October 2004, which provides, under certain circumstances, for payments during the two-year period following a change in control of the Company. The payments would equal six months of his base pay plus a pro rata payment of annual bonus (based on the portion of the calendar year then elapsed).

Item 9.01 Financial Statements and Exhibits

Exhibits*	Description
10.1	Sierra Health Services, Inc. 1995 Non-Employee Directors' Stock Plan, as Amended and Restated as of January 1, 2006

*    Also provided in PDF format as a courtesy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: May 24, 2006

/S/ PAUL H. PALMER

Paul H. Palmer
Senior Vice President Chief Financial Officer and Treasurer